Exhibit 99.1

IRREVOCABLE PROXY

The undersigned, as record holder of securities of The Medical Exchange Inc. (“Company”), hereby irrevocably appoints Gil Stiss, his heirs, successors and assigns, as my proxy, instead of myself and on my behalf, with respect to any and all aspects of my shareholdings in the Company, including, without limiting the foregoing generality (i) receiving any notices the Company may deliver to its shareholders, pursuant to the Company’s Certificate of Incorporation or By Laws, as amended, any shareholders agreement, applicable law or otherwise, (ii) attending all meetings of the shareholders of the Company and voting such securities at any meeting of the shareholders of the Company (and at any postponements or adjournments thereof) and waiving all minimum notice requirements for such meetings of shareholders, (iii) executing any consents or dissents in writing without a meeting of the shareholders of the Company to any corporate action thereof, (iv) waiving any preemptive right, right of first refusal, right of first offer, co-sale right or any other similar right or restriction to which I will be entitled by virtue of the securities, (v) giving or withholding consent or agreement to any matter which requires my consent or agreement in my capacity as a shareholder of the Company (whether such is required under the Certificate of Incorporation of the Company, as amended, any agreement to which I am a party as a shareholder or otherwise), and/or (vi) joining in making a request to convene a general meeting or class meeting of the shareholders of the Company or to otherwise exercise any and all powers and authorities vested within me in my capacity as a shareholder of the Company (in each of the foregoing cases, to the fullest extent that I will be entitled to act so, and in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such securities or personally acting on any matters submitted to shareholders for approval or consent).

This proxy is irrevocable as it may affect rights of third parties. The proxy holder will have the full power of substitution and revocation. All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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